Filed Pursuant to Rule 433

Registration Nos. 333-182980

and 333-182980-01

$900MM NISSAN MASTER OWNER TRUST RECEIVABLES 2015-A

JT-BOOKS: Barclays (str), Citi, MUFG

CO-MGRS : Credit Ag, Lloyds, RBS, SMBC, Scotia, Wells

Cls	$AMT(MM)	MDY/FITCH	WAL	E.FNL	L.FNL	BMK +SPD	YIELD	COUP	PRICE
A-1	$550.000	Aaa/AAA	2.96	01/18	01/20	1mL +40		1ml+40	100.00000
A-2	$350.000	Aaa/AAA	2.96	01/18	01/20	IntS +40	1.454%	1.44%	99.97219

TICKER	: NMOTR 2015-A	EXPECTED RATINGS	: MOODY’S/FITCH
EXPECTED SETTLE	: 01/30/15	ERISA ELIGIBLE	: YES
FIRST PAY DATE	: 02/17/15	BILL & DELIVER	: BARCLAYS
EXPECTED PRICING	: PRICED	MIN DEMOM	: $25K X $1K
REGISTRATION	: SEC-REG	CUSIPS	: A-1 65474VAH4
A-2 65474VAJ0

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.